Exhibit 15.1
     Letter on Unaudited Interim Financial Information




July 19, 2000

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Commissioners:

We are aware that our report dated March 24, 2000 on our review of interim financial information of Apollo Group, Inc. (the "Company") as of and for the period ended
February 29, 2000 and included in the Company's quarterly report on Form 10-Q/A for the quarter then ended is incorporated by reference in its Registration Statements on Form S-3 (No. 333-33370) and Form S-8 (Nos. 33-87844, 33-
88982, 33-88984 and 33-63429).

Yours very truly,

/s/ PricewaterhouseCoopers LLP